Media Contact:	Investor Contacts:

Tom Huntington	Karen Fisher
DivX, Inc.	DivX, Inc.
858.882.0672	858.882.6415
thuntington@divxcorp.com	kfisher@divxcorp.com

Todd Friedman or
Stacie Bosinoff
The Blueshirt Group
415.217.7722
todd@blueshirtgroup.com or
stacie@blueshirtgroup.com

DIVX ANNOUNCES RESIGNATION OF R. JORDAN GREENHALL FROM ITS

BOARD OF DIRECTORS

Company Updates Stage6 Process

SAN DIEGO, December 20, 2007 – DivX, Inc. (NASDAQ:DIVX), a digital media company, today announced that R. Jordan Greenhall has resigned from the Board of Directors of the Company, effective immediately. Mr. Greenhall served as the Company’s Chairman of the Board since August 2000, and previously served as CEO of the Company until July 2007. The Board will discuss the vacancy and the appointment of a new Chairman at its next scheduled meeting.

“Jordan built a strong company that is redefining the digital media experience for consumers around the world,” said Kevin Hell, Chief Executive Officer for DivX. “His guidance has made a lasting impact on the Company and has helped establish DivX as a strong force in the global digital media market. We want to thank Jordan for his leadership of the Board and wish him the best in his future endeavors.”

The Company also announced that it expects to take additional time to consider the alternatives available to the Company related to the future of the Stage6 service. The Company had previously expected the process would be completed by the end of 2007.

“We want to fully consider all options and determine the best next steps for this asset,” commented Dan Halvorson, Executive Vice President and Chief Financial Officer. “Consequently, additional time is required to complete our analysis and obtain appropriate input from our committee of independent directors which is leading this process. We anticipate updating our stockholders during the first quarter of 2008.”

About DivX, Inc.

DivX, Inc. is a digital media company that enables consumers to enjoy a high-quality video experience across any kind of device. DivX creates, distributes and licenses digital video technologies that span the “three screens” comprising today’s consumer media environment—the PC, the television and mobile devices. Over 100 million DivX

Certified devices have shipped into the market from leading consumer electronics manufacturers. DivX also offers content providers and publishers a complete solution for the distribution of secure, high-quality digital video content. Driven by a globally recognized brand and a passionate community of hundreds of millions of consumers, DivX is simplifying the video experience to enable the digital home.

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements regarding the Company’s plans regarding Stage6, the anticipated timing and benefits of any potential transaction regarding Stage6, and the Company’s position in the digital media space. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause DivX’s actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to: the risk that any transaction involving Stage6 may not be completed when expected, or at all; the risk that definitive documentation for any such transaction may not contain terms and conditions as favorable to DivX as anticipated; risks related to the inability to obtain, or meet conditions imposed for, any approvals required for any potential transaction; risks related to the implementation of any potential transaction; risks related to any uncertainty surrounding any potential transaction; risks that the anticipated benefits of any potential transaction may not materialize to the extent expected, or at all; the risk that customer use of DivX technology may not grow as anticipated; the risk that anticipated market opportunities may not materialize at expected levels, or at all; the risk that the Company’s activities may not result in the growth of profitable revenue; risks and uncertainties related to the maintenance and strength of the DivX brand; DivX’s ability to penetrate existing and new markets; the effects of competition; DivX’s dependence on its licensees and partners; the effect of intellectual property rights claims; and other factors discussed in the “Risk Factors” section of DivX’s quarterly report on Form 10-Q filed with the SEC on November 14, 2007. All forward-looking statements are qualified in their entirety by this cautionary statement. DivX is providing this information as of the date of this release and does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise, other than as required under applicable securities laws.

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